UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR (G) OF THE

SECURITIES EXCHANGE ACT OF 1934

Vera Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	81-2744449
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

170 Harbor Way, 3rd Floor South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Class A common stock, $0.001 par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-255492

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Class A common stock, par value $0.001 per share (the “Common Stock”), of Vera Therapeutics, Inc. (the “Company”), to be registered hereunder is contained in the section entitled “Description of Capital Stock” in the prospectus forming a part of the Company’s Registration Statement on Form S-1 (Registration No. 333-255492), initially filed with the Securities and Exchange Commission (the “Commission”) on April 23, 2021, as subsequently amended from time to time (the “Registration Statement”), and is incorporated herein by reference. The prospectus to be filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which will constitute part of the Registration Statement, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the instructions as to exhibits with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Company are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VERA THERAPEUTICS, INC.

Date: May 11, 2021	By:	/s/ Marshall W. Fordyce, M.D.
Marshall W. Fordyce, M.D.
Chief Executive Officer